EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
YEAR ENDED DECEMBER 31, 2001



Subsidiary of BNP Residential Properties, Inc.:

     Subsidiary name:             BNP Residential Properties Limited Partnership
     State of organization:       Delaware
     Business name:               BNP Residential Properties Limited Partnership

Subsidiaries of BNP Residential Properties Limited Partnership:

     Subsidiary name:             BNP Realty, LLC
     State of organization:       North Carolina
     Business name:               BNP Realty, LLC

     Subsidiary name:             BNP/Chrysson Phase I, LLC
     State of organization:       North Carolina
     Business name:               BNP/Chrysson Phase I, LLC

     Subsidiary name:             BNP Chason Ridge, LLC
     State of organization:       North Carolina
     Business name:               BNP Chason Ridge, LLC

     Subsidiary name:             BNP/Paces Commons, LLC
     State of organization:       Delaware
     Business name:               BNP/Paces Commons, LLC

     Subsidiary name:             BNP Residential Management Services, LLC
     State of organization:       North Carolina
     Business name:               BNP Residential Management Services, LLC

     Subsidiary name:             BNP/Oakbrook, LLC
     State of organization:       Delaware
     Business name:               BNP/Oakbrook, LLC

Subsidiary of BNP Realty, LLC:

     Subsidiary name:             BNP Management, Inc.
     State of organization:       North Carolina
     Business name:               BNP Management, Inc.




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